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                                                                      Exhibit 13




                         RIGHT OF FIRST OFFER AGREEMENT




                  THIS RIGHT OF FIRST OFFER AGREEMENT (this "Agreement") is made and entered into as of this 15th day of November, 1999, by and among the financial institutions identified on the signature pages hereto (the "Holders") party to the Warrant Agreement (as defined below) and California U.S. Holdings, Inc. ("Infogrames"). Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Warrant Agreement.

                  WHEREAS, the Holders are party to the Credit Agreement dated as of September 11, 1998 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among GT Interactive Software Corp. (the "Company"), the Holders and the Administrative Agent, pursuant to which the Holders (in their separate capacity as lenders to the Company) agreed to make certain Extensions of Credit (as defined in the Credit Agreement) to the Company;

                  WHEREAS, in connection with the Second Amendment, Waiver and Agreement dated as of June 29, 1999 under the Credit Agreement, the Company executed and delivered the Warrant Agreement, dated as of June 29, 1999 (as amended, restated, supplemented or otherwise modified, the "Warrant Agreement"), pursuant to which the Company issued to the Holders certain warrants (the "Warrants") to purchase from the Company shares of common stock of the Company (the "Warrant Shares") upon the exercise of such Warrants in accordance with the terms of the Warrant Agreement; and

                  WHEREAS, the parties hereto have agreed to enter into this Agreement in order to afford Infogrames certain rights with respect to the potential sale by a Holder of any Warrants issued to such Holder pursuant to the Warrant Agreement or any Warrant Shares delivered to such Holder upon the exercise of any such Warrants in accordance with the terms of the Warrant Agreement.

                  NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1.  RIGHT OF FIRST OFFER.

                  1.1 Right of First Offer. In the event that a Holder proposes to initiate a sale of any Warrants issued to such Holder or any Warrant Shares delivered to such Holder upon the exercise of any Warrants in accordance with the terms of the Warrant Agreement (in such capacity, a "Selling Holder"), such Selling Holder shall provide written notice (a "Notice") to Infogrames which shall offer (an "Offer") to sell such Warrants or Warrant Shares, as the case may be, to Infogrames at a cash price specified by such Selling Holder (the "Offering Price") in the Notice. Infogrames shall have the exclusive right to accept the Offer for a period of five (5) Business Days from the date of such Notice. Acceptance must be in writing (an "Acceptance") and be received by such Selling Holder prior to the expiration of such five (5) Business Day period. Upon receipt by the Selling Holder of an Acceptance, the obligation of Infogrames to purchase, and the
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obligation of such Selling Holder to sell, the Warrants or Warrant Shares, as the case may be, shall be absolute and irrevocable. The cash purchase of the Warrants or Warrant Shares, as the case may be, subject to any such Notice and Acceptance, shall be consummated within three (3) Business Days of receipt by the Selling Holder of an Acceptance pursuant to such documentation as is customary for such a transaction. If the Selling Holder does not receive an Acceptance within the five (5) Business Day period after the date of a Notice, such Selling Holder shall have a period of 180 days from the date of such Notice to consummate a sale of the Warrants or Warrant Shares, as the case may be, that were the subject of such Notice, to any third party at a price not less than 75% of the Offering Price. If the Selling Holder does not consummate a sale in accordance with the immediately preceding sentence, or if the Selling Holder determines to sell such Warrants or Warrant Shares, as the case may be, at a price less than 75% of the Offering Price, such Selling Holder shall first offer to sell such Warrants or Warrant Shares, as the case may be, to Infogrames as prescribed above and proceed in accordance with the terms of this Section 1.1.

                  1.2 Nature of Purchase. Each Holder and Infogrames acknowledge and agree that all purchases of Warrants or Warrant Shares pursuant to this Agreement shall be without recourse to the Selling Holder and without representation or warranty by such Selling Holder, except that such Selling Holder owns such Warrants or Warrant Shares, as the case may be, free of any adverse claim or interest.

                  SECTION 2.  MISCELLANEOUS.

                  2.1 Effectiveness; Termination. This Agreement shall be effective between Infogrames and each Holder that executes a signature page hereto. This Agreement shall automatically terminate and be of no further force or effect if any material Transaction Documentation (as defined in the Credit Agreement) is terminated.

                  2.2 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  2.3 Entire Agreement. This Agreement is the entire agreement among the parties and supercedes any prior or contemporaneous agreements, oral or written, of the parties hereto concerning its subject matter.

                  2.4 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and sent by telecopy, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received by telecopy, addressed as set forth beneath such parties' signature on the signature pages of this Agreement.
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                  2.5 Counterparts. This Agreement may be executed by the
parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

                  2.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  2.7 Exhibit. Copies of the Warrants issued to the Holders pursuant to the Warrant Agreement and that are the subject of this Agreement are attached hereto as Exhibit A.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                              CALIFORNIA U.S. HOLDINGS, INC.



                              By:
                                   -------------------------------------------
                                    Name:
                                    Title:


                              Address for Notices:


                              5300 Stevens Creek Boulevard
                              Suite 500
                              San Jose, CA  95129
                              Attention:  Chief Operating Officer
                              Telephone:  408-289-1200
                              Telecopy:  408-246-0898


                              With a Copy to:


                              INFOGRAMES ENTERTAINMENT SA
                              84, rue du ler Mars 1943
                              Villeurbanne, 69100
                              France
                              Attention:  Thomas Schmider
                              Telephone:       (011 33) 472 655000
                              Telecopy:        (011 33) 472 655116
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                              BANK OF AMERICA, N.A.


                              By:_______________________________________________
                                    Name:
                                    Title:

                              Address for Notices:

                              TX1-492-66-01
                              901 Main Street
                              Dallas, TX  75202
                              Attention:  Jay Wampler
                              Telephone:  214-209-3711
                              Telecopy:  214-209-3533


                              EUROPEAN AMERICAN BANK


                              By:_______________________________________________
                                    Name:
                                    Title:

                              Address for Notices:

                              335 Madison Avenue
                              New York, NY  10017
                              Attention:  Josephine Savastano
                              Telephone:  212-503-2513
                              Telecopy:  212-503-2667
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FIRST UNION NATIONAL BANK


By:_____________________________
      Name:
      Title:

Address for Notices:

301 S. College Street
Charlotte, NC  28288-0737
Attention:  John McGowan
Telephone:  704-374-7096
Telecopy:  704-383-6249


FLEET BANK, N.A.


By:_______________________________
      Name
      Title:

Address for Notices:

777 Main Street
Mail Code:  CTM0H21A
Hartford, CT  06115
Attention:  Edward Walsh
Telephone:  860-986-3784
Telecopy:  860-986-2435
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                              NATIONAL BANK OF CANADA


                              By:_______________________________________________
                                    Name:
                                    Title:


                              By:_______________________________________________
                                    Name:
                                    Title:

                              Address for Notices:

                              Post Office Plaza
                              50 Division Street, Suite 201
                              Sommerville, NJ  08876
                              Attention:  Karen Grexa
                              Telephone:  908-252-3765
                              Telecopy:  908-575-0777


                              THE BANK OF NOVA SCOTIA


                              By:_______________________________________________
                                    Name:
                                    Title:

                              Address for Notices:

                              One Liberty Plaza
                              New York, NY  10006
                              Attention:  David Schwartzbard
                              Telephone:  212-225-5221
                              Telecopy:  212-225-5090
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                                                                       EXHIBIT A



                                    Warrants